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                                                                    EXHIBIT 99.1


                             JOINT FILING AGREEMENT

      The parties hereto agree that pursuant to Rule 13d-1(k)(1)(iii) of Regulation 13D promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, the Schedule 13D of which this Agreement is made an exhibit is filed on behalf of them in the capacity set forth below.


Date:  August 23, 1999                   NATURAL GAS PARTNERS III, L.P.
                                         By:   Rainwater Energy Investors, L.P.
                                               its Sole General Partner
                                            By:      GFW III, L.L.C.,
                                                     its Sole General Partner


                                               By: /s/ KENNETH A. HERSH
                                                  ------------------------------
                                                  Kenneth A. Hersh
                                                  Authorized Member


Date:  August 23, 1999                   RAINWATER ENERGY INVESTORS, L.P.
                                         By:   GFW III, L.L.C.,
                                               its Sole General Partner


                                               By: /s/ KENNETH A. HERSH
                                                  ------------------------------
                                                  Kenneth A. Hersh
                                                  Authorized Member


Date:  August 23, 1999                   GFW III, L.L.C.


                                               By: /s/ KENNETH A. HERSH
                                                  ------------------------------
                                                  Kenneth A. Hersh
                                                  Authorized Member